FOR IMMEDIATE RELEASE: DRAFT #1 (10-09-08) (3:15 P.M.)

Contact: Dan Loh 914-701-8200

ATLAS AIR WORLDWIDE HOLDINGS, INC.
UPDATES 2008 OUTLOOK

Continued Strength in ACMI Tempered by
Market Conditions in Scheduled Service, Commercial Charter Segments

Transformed Business Model Significantly Reduces Direct Exposure to Fuel Prices;
Solid Financial Platform Positions Company for Growth Opportunities

Purchase, N.Y., October 9, 2008 – Atlas Air Worldwide Holdings, Inc. (AAWW) (Nasdaq: AAWW), a leading provider of global air cargo assets and services, said today that it expects pretax earnings in 2008 to exceed $65.0 million compared with previous guidance of approximately $85.0 million.

Not included in AAWW’s pretax earnings guidance for 2008 is a pretax gain of approximately $152.8 million expected to be recognized as income in the fourth quarter of 2008 upon commencement of a long-term blocked space agreement with DHL Express on October 27, 2008.

“Based on market conditions affecting our Scheduled Service and Commercial Charter business segments, where softer utilization of our 747-200 aircraft and weaker yields are having a negative impact, we have updated our outlook for 2008,” said William J. Flynn, President and Chief Executive Officer of AAWW.

“With our focus on operating efficiency and de-risked earnings growth, our business fundamentals remain solid,” Mr. Flynn added.

“With the full commencement of our express network ACMI flying for DHL Express on October 27, we have significantly transformed our business model and further positioned ourselves as the leading provider of leased freighter aircraft and outsourced air cargo operating services and solutions to the global airfreight industry. Demand for our 747-400 freighters in ACMI service remains strong, and we have reduced our direct exposure to fuel prices significantly. We also have a solid financial platform that will enable us to take advantage of opportunities to grow our business and earnings.”

About Atlas Air Worldwide Holdings, Inc.

AAWW is the parent company of Atlas Air, Inc. (Atlas) and the majority shareholder of Polar Air Cargo Worldwide, Inc. (Polar). Through Atlas and Polar, AAWW operates the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas and Polar offer a range of air cargo services that include ACMI aircraft leasing – in which customers receive a dedicated aircraft, crew, maintenance and insurance on a long-term lease basis – military charters, commercial cargo charters, scheduled air cargo service (including full express network service for DHL Express beginning October 27, 2008), and dry leasing of aircraft.

AAWW’s press releases, SEC filings and other information can be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect AAWW’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; pending and future litigation; and other risks and uncertainties set forth from time to time in AAWW’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the Annual Report on Form 10-K filed by AAWW with the Securities and Exchange Commission on February 28, 2008. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

AAWW assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *